UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 2, 2011 (June 1, 2011)
Gray Television, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Georgia
(State or Other Jurisdiction of Incorporation)

1-13796	58-0285030

(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319

(Address of Principal Executive Offices)	(Zip Code)
404-504-9828
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Gray Television, Inc’s (the “Company”) annual meeting of shareholders was held on June 1, 2011. The following matters were voted upon and the results of the voting were as follows:

		Votes	Votes	Broker
No.	Proposal	For	Withheld	Non-Votes
1	Election of directors:
	Richard L. Boger	82,693,891	1,159,768	19,283,172
	Ray M. Deaver	82,043,670	1,809,989	19,283,172
	T. L. Elder	82,704,368	1,149,291	19,283,172
	Hilton H. Howell, Jr.	82,667,585	1,186,074	19,283,172
	William E. Mayher, III	82,697,441	1,156,218	19,283,172
	Zell B. Miller	82,691,810	1,161,849	19,283,172
	Howell W. Newton	82,706,064	1,147,595	19,283,172
	Hugh E. Norton	81,985,901	1,867,758	19,283,172
	Robert S. Prather, Jr.	82,650,950	1,202,709	19,283,172
	Harriett J. Robinson	82,769,916	1,083,743	19,283,172
	J. Mack Robinson	82,761,370	1,092,289	19,283,172

		Votes	Votes		Broker
No.	Proposal	For	Against	Abstain	Non-Votes
2	Approval of a non-binding advisory resolution relating to compensation of the Company’s named executive officers.	80,481,683	988,125	2,383,851	19,283,172

						Broker
No.	Proposal	1 Year	2 Years	3 Years	Abstain	Non-Votes
3	Advisory vote relating to the frequency of the Company’s future shareholder non-binding advisory votes on executive compensation.	21,453,641	129,146	59,888,455	2,382,417	19,283,172

		Votes	Votes
No.	Proposal	For	Against	Abstain
4	Ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2011.	101,049,228	1,971,319	116,284
In light of the results of the advisory vote on proposal No. 3 above, the Company’s board of directors has determined that the Company will hold an advisory vote on named executive officer compensation every three years until the next required advisory vote on the frequency of shareholder votes on the compensation of named executive officers, which will be no later than the Company’s annual meeting of shareholders in 2017.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.
June 2, 2011	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Chief Financial Officer and Senior Vice President